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                                                                       Exhibit A


                            JOINT FILING AGREEMENT

     Each of the undersigned hereby acknowledges and agrees, in compliance with the provisions of Rule 13D-1 (k)(1) promulgated under the Securities Exchange Act of 1934, as amended, that the Schedule 13D to which this Agreement is attached as an Exhibit, and any amendment thereto, will be filed with the Securities and Exchange commission jointly on behalf of the undersigned.

     This Agreement may be executed in one or more counterparts.

Date: April 20, 2001          PRIMUS CAPITAL FUND IV Limited Partnership
                              By:    Primus Venture Partners IV Limited
                                     Partnership
                              Its:   General Partner

                              By:    Primus Venture Partners IV, Inc.
                              Its:   General Partner

                              By:     /s/ Steven Rothman
                                 --------------------------------------
                              Name:  Steven Rothman
                              Title: Secretary and Treasurer


Date: April 20, 2001          PRIMUS VENTURE PARTNERS IV Limited Partnership
                              By:    Primus Venture Partners IV, Inc.,
                              Its:   General Partner


                              By:     /s/ Steven Rothman
                                 ---------------------------------------
                              Name:  Steven Rothman
                              Title: Secretary and Treasurer


Date: April 20, 2001          PRIMUS VENTURE PARTNERS IV, INC.


                              By:     /s/ Steven Rothman
                                 -------------------------------------
                              Name:  Steven Rothman
                              Title: Secretary and Treasurer